[G:\EDGAR\PERIODIC\CUSTOGR7.RTF]










                               CUSTODIAN AGREEMENT
                               -------------------



                                     BETWEEN
                                     -------



                         PIONEER FUNDS DISTRIBUTOR, INC.
                         -------------------------------



                                       AND
                                       ---



                       [_________________________________]
                       -----------------------------------

                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----

I. PIONEER INDEPENDENCE PLANS AND CUSTODIANSHIP...............................2

     A. PIONEER INDEPENDENCE PLANS............................................2

          1.  NATURE OF PIONEER INDEPENDENCE PLANS............................2
          2.  CHANGES IN PIONEER INDEPENDENCE PLANS...........................2

     B. CUSTODIAN.............................................................3

          1.  QUALIFICATION...................................................3
          2.  CUSTODIANSHIP...................................................5
          3.  TERMINATION OF CUSTODIANSHIP....................................5

II.  CUSTODIAN'S FUNCTIONS....................................................8

     A. PROCESSING OF PLANHOLDER INVESTMENTS..................................8

          1.  ISSUANCE OF NEW PLANS...........................................8
          2.  APPLICATION OF INVESTMENTS UNDER ISSUED AND OUTSTANDING PLANS...9
          3.  ADDITIONAL NOTICES.............................................10
          4.  REINVESTMENT OF DIVIDENDS......................................12
          5.  ADVANCE INVESTMENTS............................................12
          6.  EXTENDED INVESTMENT OPTION.....................................13
          7.  CHANGES IN FACE AMOUNT.........................................14
          8.  RIGHTS OF ACCUMULATION.........................................15
          9.  PLAN REINSTATEMENT PRIVILEGE...................................16
          10. TAX-QUALIFIED  RETIREMENT ACCOUNTS.............................17
          11. RECORDKEEPING..................................................17

     B. PROCESSING OF REFUNDS, SURRENDERS, WITHDRAWALS, LIQUIDATIONS,
        TRANSFERS, ASSIGNMENTS AND COMPLETIONS...............................18

          1.  GENERAL........................................................18
          2.  REFUND.........................................................18
          3.  EIGHTEEN MONTH SURRENDER.......................................19
          4.  PARTIAL WITHDRAWAL AND LIQUIDATION.............................20
          5.  SYSTEMATIC WITHDRAWAL PROGRAM..................................21
          6.  TRANSFER OR ASSIGNMENT.........................................22
          7.  TERMINATION OF PLANS...........................................22
          8.  COMPLETION.....................................................24

     C. PURCHASE, SALE, MAINTENANCE, VOTING AND SUBSTITUTION OF FUND SHARES..26

          1.  PURCHASE AND SALE OF FUND SHARES...............................26
          2.  MAINTENANCE....................................................29
          3.  STATEMENTS.....................................................30
          4.  VOTING OF FUND SHARES..........................................30
          5.  SUBSTITUTION...................................................30
          6.  FURNISHING OF INFORMATION......................................31

     D. DUTIES...............................................................32

          1.  DUTIES.........................................................32

     E. FEES AND CHARGES.....................................................33

          1.  REMUNERATION...................................................33

          2.  PAYMENTS TO SPONSOR............................................34

III.  SPONSOR'S FUNCTION.....................................................34

     A. ADMINISTRATION OF PIONEER INDEPENDENCE PLANS.........................34

          1.  GENERAL........................................................34
          2.  OPERATIONS.....................................................34
          3.  COMPLIANCE.....................................................34
          4.  INITIAL PAYMENT................................................35
          5.  CREATION AND SALES CHARGES.....................................35
          7.  PLANS IN DEFAULT...............................................36
          8.  PLAN CANCELLATIONS.............................................36

     B. FURNISHING OF DOCUMENTS, FORMS AND INFORMATION.......................36

     C. SUBSTITUTION OF THE UNDERLYING INVESTMENT............................38

          1.  PROCEDURE......................................................38

IV.  FUNCTIONS OF SPONSOR AND CUSTODIAN......................................39

     A. PLANHOLDER INQUIRIES.................................................39

V.  MISCELLANEOUS............................................................40

     A. ASSIGNMENT...........................................................40

     B. INDEMNIFICATION BY THE SPONSOR.......................................40

     C. COMMUNICATIONS.......................................................41

     D.  COUNTERPARTS........................................................41

     E. INSPECTION...........................................................42

     F. SCHEDULES............................................................42

     G. AMENDMENT............................................................42

     H. CONSTRUCTION.........................................................42

                               CUSTODIAN AGREEMENT
                               -------------------


         AGREEMENT made this _____ day of ________, 199__, between Pioneer Funds

Distributor,  Inc.,  a  Massachusetts  corporation  with its  office at 60 State

Street,  Boston,  Massachusetts  (hereinafter  called the  "Sponsor")  and [____

____________________________], a [_________________________] having an office at

[_________________], [____], [___________] (hereinafter called the "Custodian").


                                   WITNESSETH:


         WHEREAS,  the  Sponsor  is  registered  as  a  broker-dealer  with  the

Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended  (hereinafter,  the "1934  Act"),  is a member in good  standing  of the

National Association of Securities Dealers,  Inc. (the "NASD") and was formed to sell investment company products to other registered broker-dealers; and


         WHEREAS,   Pioneer  Independence  Plans  is  a  unit  investment  trust registered  under the  Investment  Company  Act of 1940,  as amended  (the "1940

Act"),  providing for the  accumulation of shares of Pioneer  Independence  Fund

(the "Fund"); and


         WHEREAS,  the  Fund  is a  Delaware  business  trust  registered  as an open-end management investment company under the 1940 Act; and


         WHEREAS, the Sponsor desires to obtain the services of the Custodian in connection with the  administration of Pioneer  Independence Plans providing for investment  in  shares  of the  Fund or  shares  of  other  open-end  management investment companies as herein provided;

         NOW,  THEREFORE,  in consideration of their mutual covenants herein set forth, the parties hereto agree as follows:


                 I. PIONEER INDEPENDENCE PLANS AND CUSTODIANSHIP


A.   PIONEER INDEPENDENCE PLANS.


         1. NATURE OF PIONEER  INDEPENDENCE  PLANS. The Sponsor intends to offer

Pioneer  Independence Plans for the accumulation of shares of the Fund (all such shares  being  hereinafter  called  the  "Fund  Shares"),  or any  other  shares substituted therefor, under the terms of Pioneer Independence Plans . Holders of each Pioneer  Independence  Plan (a "Plan")  issued under  Pioneer  Independence

Plans are hereinafter called  "Planholders."  Issuance and transfer of the Plans will be by book entry only.


         2. CHANGES IN PIONEER  INDEPENDENCE  PLANS. Each Plan shall be governed by the terms and  conditions set forth in the prospectus for such Plan in effect at the time such Plan was issued (the "Prospectus").  Pioneer Independence Plans are  subject to such  changes in form and content as the Sponsor may effect from time to time. No changes in the terms and  conditions of any  previously  issued and  outstanding  Plan  which will  adversely  affect  any  material  right of a

Planholder  thereof  may  be  made  without  notice  to,  and  consent  of,  the

Planholder.  Any such  changes  in  Pioneer  Independence  Plans  affecting  the implementation  of the provisions of this Agreement shall be acknowledged by the

Sponsor and the Custodian.  The Sponsor or Custodian may substitute other shares for Fund  Shares on the  conditions  provided in  Sections  II(C)(5)  and III(C)

below.

B.   CUSTODIAN.

     1.  QUALIFICATION.

     a.  The  Custodian  and any  successor  Custodian  shall be a bank or trust company,  as  defined  under  the 1940 Act,  having  at all  times an  aggregate capital,  surplus and undivided  profits in excess of $2,000,000.  The Custodian covenants that it has now, and agrees that so long as it acts as Custodian under any Plan it shall continue to have, such qualifications.


     b. All monies  received by the Custodian under or pursuant to any provision of this  Agreement or any Plan or other  instrument  referred to herein shall be held by the  Custodian as a deposit for the purposes for which they were paid or are held, and the Custodian shall not be under any liability for interest on any such monies, except such as it may agree to pay thereon.


     c. The  Custodian  shall be  obligated to perform such duties and only such duties as are specifically  set forth in this Agreement and the Prospectus,  and no  implied  obligations  shall be read into this  Agreement  or the  Prospectus against  the  Custodian,  and in the  absence  of bad  faith  on its  part,  the

Custodian  may  conclusively  rely,  as to the truth of the  statements  and the

correctness  of  the  representations   made  therein,   upon  any  instruments,

certificates,  opinions  or  other  writings  furnished  to  the  Custodian  and conforming to the requirements hereof. The Custodian shall not be responsible in any manner  whatsoever  for the  correctness  of the  covenants of the Custodian herein, or recitals
in  the  Prospectus  made  solely  by  the  Sponsor.   The  Custodian  makes  no

representations  as to the  Prospectus  or the  securities  issued in connection therewith,  or the validity thereof,  and the Custodian shall incur no liability or responsibility  with respect to any such matters.  The Custodian shall not be responsible  for any  actions  or  inactions  of,  and may rely on  information,

records,  documents or services  (including  functions  performed by the Sponsor under  Section II.  (D)(1)(h)  of this  Agreement)  that have been taken or have failed to be taken,  prepared,  maintained  or performed  by, the Sponsor or any other person  authorized by the Sponsor on behalf of the Custodian,  the Sponsor or Pioneer Independence Plans.


     d. The Custodian may, at the same time it acts hereunder, act in any one or more of the following capacities: as registrar, transfer agent and custodian for the issuer of Fund Shares,  as agent for the parties or for the  Planholders  or the Sponsor, or the issuer of Fund Shares, and in other capacities customary for banks on behalf of these persons and of others dealing with them.


     e. The  Custodian  may  consult  with  legal  counsel to be  selected  with reasonable  care by the  Custodian  (who may be counsel to the  Sponsor) and the

Custodian shall not be liable for any action taken, omitted or suffered by it in good  faith in  accordance  with the  advice of such  counsel.  Whenever  in the performance  of its duties  hereunder the  Custodian  shall deem it necessary or desirable,  a matter may be proved or established by a certificate signed by any two officers of the Sponsor and delivered to the Custodian, and such certificate shall be fully  warranted to the  Custodian  for any action  taken,  suffered or omitted by or in  reliance  thereon.  The  Custodian  may, in the absence of bad faith on its
part,  rely  and  shall  be  protected  in acting  upon any  request,  letter or transmittal,  certificate,  opinion of counsel, statement,  instrument,  report,

notice,  consent,  order, Plan or other paper or document reasonably believed by it to be genuine and to have been  signed or  presented  by the proper  party or parties. The Custodian shall be liable for its willful misconduct or negligence.


         2.  CUSTODIANSHIP.  The Custodian accepts the  custodianship  hereunder with respect to Plans issued after the date of this Agreement and shall continue custodianship on the terms and conditions set forth in this Agreement and in the

Prospectus applicable to such Plans, provided that the Custodian may require the

Sponsor to furnish  the  following  items to the  Custodian  as a  condition  to accepting custodianship with respect to a Plan:


                  a. Evidence satisfactory to the Custodian that the Sponsor has

         taken  all  necessary   action  to  satisfy  the  requirements  of  the

         Securities Act of 1933, as amended (the "1933 Act") and the 1940 Act in connection  with the offer and issuance of the Plans;  that the Sponsor is registered as a broker-dealer  under the 1934 Act and is a member in good  standing  of the NASD;  that the Fund Shares are the subject of a currently effective registration statement under the 1933 Act; and that the Sponsor has complied  with all other  federal and state  regulatory requirements respecting the offer and issuance of the Plans.


               b. Such additional  documents,  certificates  and opinions as the

          Custodian may reasonably require.


         3.  TERMINATION OF CUSTODIANSHIP.

                  a.   Replacement  of  Custodian  by  Sponsor;   Assumption  of

         Administrative  Functions by Sponsor (Existing Plans and/or New Plans).

         The Sponsor shall have the right, upon at least 90 days' written notice to the  Custodian,  to  substitute,  as  custodian,  both under Pioneer

         Independence  Plans  issued and still in force and/or under any Pioneer

         Independence Plans issued thereafter, whether such Pioneer Independence

         Plans are otherwise  identical with that issued under this Agreement or not,  any  other  bank  or  trust  company  having  the  qualifications prescribed in Section  I(B)(1)(a) above. The Sponsor shall further have the right,  by giving  written notice to the Custodian 90 days prior to the event,  to assume such  administrative  functions  with  respect to

         Pioneer Independence Plans as may be mutually agreed by the Sponsor and the Custodian.


                  Upon such termination,  the Sponsor shall bear the cost of all reasonable  out-of-pocket  expenses  associated  with the  movement  of materials and records.  Additionally,  the Custodian reserves the right to  charge  for any  other  reasonable  expenses  associated  with such termination,  provided that the  Custodian  advises the Sponsor of such additional charges in advance.


                  b. RESIGNATION BY CUSTODIAN (EXISTING PLANS AND/OR NEW PLANS).

         The  Custodian  shall have the right to resign as  custodian  under any existing Plan at any time but only if either:  (a) the  securities  and other property in which the funds of the  Planholders are invested have been completely  liquidated and the proceeds of such  liquidation  have been  distributed  to the  Planholders;  or (b) a successor  custodian,

         meeting with the approval of the Sponsor and having the  qualifications prescribed  in Section

         I(B)(1)(a)  above,  has  been  designated  by the  resigning  Custodian

         or  the  Sponsor  and  the  successor  custodian   has  accepted   such

         custodianship.


                  Notwithstanding the above, the Custodian shall have the right,

         upon at least 90 days' written notice to the Sponsor,  to terminate its

         obligation   to  accept  any  new   Pioneer   Independence   Plans  for

         custodianship hereunder


                  In addition, the obligation of the Custodian to accept any new

         Pioneer Independence Plans for custodianship  hereunder shall terminate if the  Sponsor:  (1)  fails  to  maintain  an  effective  registration

         statement   under  the  1933  Act  covering  the  issuance  of  Pioneer

         Independence Plans; (2) fails to cause the requirements of the 1940 Act to  remain  satisfied  in  connection  with  the  issuance  of  Pioneer

         Independence  Plans;  (3)  has  its  membership  in  the  NASD  or  its registration as a broker-dealer under the 1934 Act canceled, revoked or suspended for more than 120 days for any cause involving failure on the part of an  executive  officer  or  director  of the  Sponsor to follow ethical  standards  or  serious  neglect  of his or her duty to require representatives  to  follow  such  standards;  or (4)  defaults  in the performance of any other duty,  covenant or agreement contained in this

         Agreement  and such default shall remain  unremedied  for 30 days after written  notice  thereof  shall have been  given to the  Sponsor by the

         Custodian  (except  with  respect to item (3),  for which  such  remedy period shall be 120 days).


                  c.   RECORDS. In connection with any termination of custodian-

         ship, the Custodian shall furnish such records and other information as the  Sponsor  and any
         successor custodian  reasonably  believe to be necessary or appropriate to effect the termination.


                           II. CUSTODIAN'S FUNCTIONS


A.   PROCESSING OF PLANHOLDER INVESTMENTS.


     1.  ISSUANCE OF NEW PLANS.  Upon receipt by the  Custodian or its agent of:

(1) an application for a Plan (a "Plan Application") in a form designated by the

Sponsor,  and (2) a check or other order for the  payment of money  representing the initial  investment  under a Plan by the Planholder  thereof,  the Custodian shall:


          a.  Establish a Plan account ("Plan Account") for such Planholder that reflects the face amount of the new Plan;

          b.  Forward for collection such check or other order  for  the payment of money as hereinafter provided in Section (II)(2)(a); and

          c.  Forward  to  the  Planholder  by first-class mail, the Custodian's letter of transmittal and notice conforming to the  requirements of Section

     27(f) of the 1940 Act, Rule 27f-1 thereunder (or any successor rule) and as

     described  in  the  Prospectus,  such  other   explanatory  information  or

     communication to the Planholders as may be  furnished by  the Sponsor,  and forward to the Planholder or, if  requested  by the Sponsor, to the Sponsor for forwarding to the Planholder,  by first - class  mail any notice of the right of refund or surrender, as provided in Sections II(B)(2), (3) and (4)

     below. Such forms of notice shall be approved in writing by the Sponsor.

         2. APPLICATION OF INVESTMENTS UNDER ISSUED AND OUTSTANDING  PLANS. Upon

receipt by the  Custodian  or its agent of any Plan  investment  that is made in accordance with the applicable  Prospectus,  including any investment being made pursuant to an extended investment option, the Custodian shall:


               a.  Forward    for  collection   any   check   or other order for

         the payment of money  representing  such investment.  In the event that any  check or other  order for the  payment  of money  received  by the

         Custodian  from a  Planholder  is returned  unpaid for any reason,  the

         Sponsor  agrees that the amount  thereof shall be forthwith  charged by the Custodian to the Plan Account of the Planholder with the Custodian.

         The  Custodian  shall  forthwith  place a stop order  against  the Fund

         Shares  purchased  with  the  amount  so  charged  and held in the Plan

         Account of the  Planholder,  and such Fund Shares shall  thereafter  be held by the Custodian for the account of the Sponsor and subject to its instructions  including,  but not limited to, any  instructions  by the

         Sponsor to redeem the Fund  Shares  purchased  with such check or other order for payment of money.  The Custodian  shall notify the Planholder of any such returned check and send a copy of such notice together with the returned check to the Sponsor (if the returned item is an order for payment of money,  the  Custodian  shall send the  notification  of the unpaid order).  The Custodian  shall impose a fee for any such returned checks or orders in accordance with the terms of the Plan Prospectus.


                  b.  Deduct  from the  payment  the  amount  of any  applicable original  issue,  stock  transfer,  sales or other taxes and apply such amounts to the purchase of the  necessary  tax stamps or to payments to the proper taxing authorities, as the case may be.

                  c. Deduct therefrom the applicable fees of the Sponsor and the

         Custodian  as  set  forth  in  Schedules  A  and  B to  this  Agreement applicable  to such Plan.  Such  deductions  shall be  credited  to the

         Sponsor or the Custodian, as the case may be.


                  d. Apply, within two business days unless  impracticable,  the balance of the investment to the purchase of Fund Shares,  at net asset value next  determined  (to be computed to two  decimal  places)  after receipt of the  investment  in good order,  and credit the Plan Account with the number of Fund Shares so purchased.


                  e.  Prepare and mail to the  Planholder a receipt in a form to be approved by the Sponsor,  and which complies as to form and delivery with the  requirements of Rule 10b-10 of the 1934 Act (or any successor rule),  and which  receipt shall show the  following:  the Plan account number; the amount of the investment received; the date of receipt; the front-end  sales load (the  "Creation and Sales Charge")  deducted,  if applicable;  the  price  paid per Fund  Share;  the  number of full and fractional Fund Shares purchased after the deductions; the total number of Fund Shares then held by the Custodian for the  Planholder;  and the due  date of the  Planholder's  next  investment.  The  receipt  of the purchase of Fund Shares  shall be mailed  promptly by the  Custodian to the Planholder, and to the Planholder's investment dealer.

         3.  ADDITIONAL NOTICES.

                  a.  REMINDER  NOTICES.  The Custodian shall mail to each Plan-

         holder who has  not elected an automatic investment option prior to the

         Planholder's investment date a
                         remittance  form and,  unless  otherwise  agreed  to, a

                    return  envelope  to be  used  with  the  Planholder's  next investment. Such form of notice shall be approved in writing by the Sponsor.

                         b. PAST DUE INVESTMENT  NOTICES. On a periodic basis as

                    agreed  to  from  time  to  time  by the  Custodian  and the

                    Sponsor,  the  Custodian  shall  prepare  and  mail  to  the

                    Planholder  a notice of past due  investment  in  accordance with the Prospectus  and applicable  law. Such form shall be approved  in writing by the  Sponsor.  The  Custodian  shall provide to the selling  broker-dealer,  or in the absence of such,  the Sponsor,  a duplicate of each such notice sent to any Planholder.


                         c. REFUND  NOTICES.  The  Custodian  shall also mail to

                    each  Planholder any notice(s)  required by Section 27(e) of the 1940 Act and Rule  27e-1  thereunder  (or any  successor rule)  and  shall  be  in  accordance  with  the  terms  and conditions of the  Prospectus.  Such form of notice shall be approved in writing by the Sponsor.


                         d.  TERMINATION  NOTICES.  In the event  that a Plan is

                    being   terminated  by  the  Sponsor  or  the  Custodian  in

                    accordance  with  the  terms  of  the  Prospectus  and  this


                    Agreement,  the Custodian  shall also mail or deliver to the affected  Planholder a notice of termination.  The Custodian will provide the selling broker-dealer or, in the absence of such,  the Sponsor with a duplicate of each such notice sent to any Planholder.  Such form of notice shall be approved in writing by the Sponsor.

                         e.  OTHER  NOTICES.  The  Custodian  shall also mail or

                    deliver to each Planholder any other notices required by any applicable federal or state law, rule or regulation, in such form and by such means as are required  under such law, rule or regulation. The form of any such notice shall be approved in writing by the Sponsor.


         4.  REINVESTMENT  OF  DIVIDENDS.   The  Custodian  shall  reinvest  all

dividends and capital gain distributions  received on the Fund Shares held by it as Custodian for each Planholder,  after deduction therefrom the applicable fees set forth in the attached Schedules and/or specified in the Prospectus,  and any applicable  taxes required by law or elected by a Planholder to be withheld,  in accordance  with the terms of the  Prospectus,  in Fund  Shares on the  dividend payment  date,  at the net asset value,  determined on that date, as provided in

Section II(C)(1) below,  unless the Planholder has instructed the Custodian,  in writing,  at least seven days prior to the record date,  to pay the dividends or distributions in cash directly to the Planholder.


         5. ADVANCE INVESTMENTS. A Planholder may complete his or her Plan ahead of  schedule  by making  one or more Plan  investments  in  advance of their due dates,  but only in accordance  with the terms and  conditions of the applicable

Prospectus. Advance investments shall be first applied to satisfy the obligation of the  Planholder  to pay for his or her next  succeeding  Plan  investment  or investments.  Thereafter,  the Custodian  shall,  unless  timely  advised to the contrary by the  Sponsor,  invest the balance of any advance  investment,  after authorized deductions,  in additional Fund Shares as of the close of business on the business day that such  accelerated  investment  is received.  The Custodian shall,  if so  instructed  by the  Sponsor,  redeem all or a portion of the Fund

Shares purchased with such advance investment and remit the proceeds of such redemption to the Planholder. There is no reduction in the Creation and Sales Charges for advance investments. Advance investments do not accelerate in any way the due dates of unpaid Plan  investments;  such  unpaid  investments will be  considered  to be due on that date on which they would have  originally been  required  if all prior Plan  investments  (whether  or not in fact made in advance) had been made when respectively due. Upon receipt by the Custodian of a permissible advance investment by any Planholder, the Custodian shall:


                  a.       Process the investment as provided in Section II  (A)

          (2) above.

                  b.       Apply  the  balance  of  the  investment  to the next

          succeeding  monthly Plan  investment or  investments  in the order due under the Plan.


         6. EXTENDED INVESTMENT OPTION. A Planholder who owns any completed Plan may make  additional  investments,  without  completing a new Plan  Application,

thereby  activating  the extended  investment  option,  subject to deductions in accordance  with the terms and  conditions  of the  applicable  Prospectus.  The

Planholder must make the 181st investment  within the six-month  period,  unless such limitation has been waived by the Sponsor,  after the 180th investment date in order to activate the extended investment option;  failure of a Planholder to make the 181st investment  within such six-month period after being credited for any advance  investments  made under the option will result in the  Planholder's forfeiture of his or her right to make additional investments under the extended investment  option,  and the Plan will be considered to have been completed.  In addition, failure of a Planholder, during the extended investment option period,

to make any  investment  during any  six-month  period (after any credit for any accelerated  investment)
may  result  in the  Planholder's  forfeiture of his  or  her  right to make any investments  under  the  extended  investment  option,  and  the  Plan  will  be considered to have been completed.


         All Plans  exercising the extended  investment  option shall  terminate after the 300th investment made under the Plan.


         7. CHANGES IN FACE AMOUNT. A Planholder may change the Plan face amount initially  selected upon issuance of a Plan to a new Plan face amount offered by the  Sponsor,  but only in  accordance  with the  terms  and  conditions  of the applicable  Prospectus.  Plans are only available in face amounts offered by the

Sponsor,  as set  forth in the  Prospectus.  If such a change  in the Plan  face amount is approved by the Sponsor,  the Custodian shall make appropriate changes to the  Planholder's  Account.  Changes  in the face  amount of a Plan  shall be implemented by the Custodian only upon receipt of:


                 a.   written  instructions  from  the  Planholder,  Sponsor  or selling broker-dealer, as applicable, as to the increase or decrease in

         Plan face amount,  which  instructions shall set forth the Plan Account number and registration, the face amount of the new Plan, the amount of each  monthly  investment  under  the  new  Plan,  the  number  of Plan investments  which are to be credited to the new Plan,  and the amount,

         if any, of the adjustment in Creation and Sales Charges  resulting from the change in Plan face amount,  which  adjustment shall be effected at the time of the issuance of the new Plan, and such other information as may be reasonably requested by the Custodian.  Such adjustment shall be in accordance with the terms of the applicable  Prospectus and shall be effective  concurrently
         with  the  change  in  Plan face amount,  I.E., at the time the Plan is adjusted to reflect the new face amount;


                  b. in the case of an increase in a Plan face  amount,  payment by check or other  order for the  payment of money in the amount of the first Plan  investment to be made under the  increased  face amount for the Plan,  as  specified  in the  applicable  Prospectus,  unless  such investment is reduced or waived by the Sponsor;


                  c. if the total  investments made on the original Plan are not an integral  multiple of the monthly Plan  investments  required on the amended  Plan,  a check or other  order for the payment of money in the sum that is  required by the  Sponsor to enable the  remaining  monthly investments (after giving credit for investments already made) to equal the face amount of the amended Plan.


         8.  RIGHTS OF  ACCUMULATION.  A  Planholder  may  accumulate  Plans for reduced  Creation and Sales Charges,  but only in accordance  with the terms and conditions of the applicable  Prospectus.  The face amounts of two or more Plans purchased at one time by "any person," as defined in the  applicable  Prospectus may be  combined  to take  advantage  of the lower  Creation  and Sales  Charges available on larger purchases. In addition, a Planholder purchasing any new Plan or increasing the face amount of any existing  Plan(s) may qualify for a reduced

Creation and Sales

Charge  on  the  new  Plan  by  combining  the face  amount of the new Plan with the face  amounts of existing  Plans on which Plan  investments  due are current and/or with the current value of assets held in accounts in other Pioneer mutual funds for  which  Pioneering  Management  Corporation  or one of its  affiliates serves as  investment  adviser.  To qualify for the reduced  Creation  and Sales

Charges,  all of the  Plan  Applications  for the  new  Plans  involved  must be submitted  to the  Sponsor at the same time  together  with a request in writing that the face amounts of such Plans  and/or asset values of such Pioneer  mutual fund  accounts  be  cumulated  for the  purpose of  determining  the  applicable

Creation and Sales Charge for the new Plan.  If such a reduction in the Creation and  Sales  charge  is  approved  by  the  Sponsor,  the  Custodian  shall  make appropriate changes to the Planholder's Account. In the event investments in one or more of such Plans are discontinued,  the remaining Creation and Sales Charge will be changed to reflect the charges  applicable  to the Plan that is still in effect.


         The face  amounts  of any  Plans  which  have been  completed  (and not liquidated) or on which  investments are current may be aggregated with the face amount of a Plan being  purchased by "any person" to ascertain  the Creation and

Sales Charge  applicable to the Plan being  purchased.  To qualify for a reduced

Creation  and Sales  Charge,  the Sponsor  must be notified by the dealer or the

Planholder  at the time of placing the order that the  Planholder  qualifies for the reduced  Creation and Sales Charge.  If such a reduction in the Creation and

Sales charge is approved by the Sponsor,  the Custodian  shall make  appropriate changes to the Planholder's Account.


         9. PLAN REINSTATEMENT PRIVILEGE. A Planholder who has terminated his or her Plan may  exercise a Plan  reinstatement  or  replacement  provision,  which provides  for  reinvestment  of a  specified  amount  in the  Plan,  but only in accordance  with the terms and conditions of the applicable  Prospectus.  If the

Plan reinstatement  privilege is exercised,  neither the total number of monthly

Plan  investments to be made nor the unpaid balance of monthly Plan  investments due under the Plan will be affected. Any such reinstatement or replacement order received by the

Custodian  or  its  agent  shall  be processed by the Custodian and credited for the Plan Account of such  Planholder in accordance with the terms and conditions of the applicable Prospectus, this Agreement and the 1940 Act.


     10. TAX-QUALIFIED  RETIREMENT  ACCOUNTS.   A Plan may be used by  qualified

individuals  who wish to establish  Plan Accounts for  tax-qualified  retirement plans  or by an  individual  who  wishes  to  register  a Plan as an  Individual

Retirement Account (an "IRA").


     11.  RECORDKEEPING.


     The Custodian will prepare and maintain complete  up-to-date records of the performance of its duties hereunder,  on magnetic media or otherwise,  including records  showing a separate Plan Account for each  Planholder,  and the name and address of the Planholder;  the number,  date and amount of each investment made by the  Planholder;  the date and  amount  of all  dividends  and  distributions received by the Custodian on Fund Shares held for the account of the Planholder;

any  amounts  withheld  from  withdrawals  under a Plan in  accordance  with the

Internal  Revenue Code of 1986, as amended,  and any regulations  thereunder (or successor  regulations);  and all deductions  made and the number of Fund Shares acquired  and held by the  Custodian  for the account of the  Planholder.  These records  shall  be  maintained  and  preserved  in  accordance  with  applicable requirements  of  Section  31 of the  1940  Act  and  rules  thereunder  (or any successor  rule), and in accordance with state securities laws ("Blue Sky laws")

applicable to records kept with regard to the Plans.  Such records shall be made available to the Sponsor for  inspection  or audit via magnetic  media or at the office of the Custodian at all reasonable times.

B. PROCESSING OF REFUNDS, SURRENDERS, WITHDRAWALS, LIQUIDATIONS, TRANSFERS, ASSIGNMENTS, TERMINATIONS AND COMPLETIONS.


         1. GENERAL. The Custodian shall liquidate Fund Shares in a Planholder's

Plan Account, as provided in Section II(C)(1) below, and pay the proceeds,  plus additional  amounts,  if any, to the Planholder within the time set forth in the applicable  Prospectus.  The Sponsor  shall not suspend  redemption  or postpone payment of redemption  proceeds more than seven days after such date of receipt,

except  during  any period  when:  (a) the New York Stock  Exchange,  Inc.  (the

"Exchange")  is closed,  other than for  customary  weekends and  holidays;  (b)

trading on the Exchange is  restricted;  (c) an emergency  exists as a result of which  disposal  by  the  Fund  of  securities  owned  by it is  not  reasonably practicable or it is not reasonably practicable for the Fund to fairly determine the value of the net assets of its portfolio; or (d) the Securities and Exchange

Commission, by order, so permits.


         2. REFUND.  A Planholder  has the right for 45 days to surrender his or her  Plan in  accordance  with  Section  27 of the 1940  Act and the  terms  and conditions of the  applicable  Prospectus.  Upon  surrender  the Custodian  will accept the return of the Plan and the  Planholder  will  receive a refund of all charges deducted from his or her Plan investments and the net asset value of the

Fund Shares held in his or her Plan Account at the time. The 45-day period shall run from the date on which  the  Planholder  is  mailed a notice  (described  in

Section  II(A)(1)(c)  above) of his or her refund rights, a statement of charges to be deducted from projected investments,  and a form for exercising the refund right,  which  information shall be mailed by the Custodian within 60 days after the issuance of the Plan, to the date of receipt of the Plan by the Sponsor. The

Custodian shall inform the selling broker-dealer or, in the absence of such, the

Sponsor in the event such refund  procedures  are initiated  with respect to any

Planholder Account.


     3. EIGHTEEN MONTH  SURRENDER.  A Planholder has the privilege for 18 months to surrender his or her Plan, but only in accordance with Section 27 of the 1940

Act and the terms and conditions of the applicable  Prospectus.  Upon surrender,

the  Planholder  will receive a payment in an amount that is the sum of: (1) the net asset value of the Fund Shares held in his or her Plan  Account at the time;

and (2) a refund of the amount by which the Creation and Sales Charges  deducted from Plan investments  exceed 15% of the Plan investments made up to the date of the surrender of the Plan. In the event the Plan is  surrendered,  the Custodian shall  liquidate  Fund  Shares and pay the  proceeds to the  Planholder  who has exercised the foregoing  privilege.  Any excess Creation and Sales Charge amount due the  Planholder  shall be paid to the Custodian by the Sponsor for refund to the  Planholder.  The  Planholder  shall  not be  entitled  to be  refunded  any

Custodian fees  previously  paid. The 18-month period shall run from the date on which the Plan is issued.  The Planholder must request a refund in writing.  The request must be signed by the Planholder  and be addressed to the  Custodian.  A cancellation  request  involving a Plan  Account  with a current  asset value of

$100,000  or  more  (or  any  other  amount  specified  in the  applicable  Plan

Prospectus)  will  require  a  signature  guarantee  for all  Planholders  by an acceptable  guarantor as described in the  Prospectus  or as shall  otherwise be approved by the Custodian and Sponsor  (hereinafter  referred to as an "Approved

Guarantor").  The Custodian will send to the  Planholder a notice  (described in

Section  II(A)(1)(c) above) within 30 days following the expiration of 15 months after the date of the issuance of a Plan if the Planholder has missed three Plan investments  or more.  The Custodian  will also send to the  Planholder a notice prior to the
expiration  of  the 18-month  period  described  above  if  the  Planholder  has missed one Plan  investment or more after the expiration of the 15-month  period but prior to the  expiration  of the  18-month  period.  (If the  Custodian  has already sent a notice at 15 months, a second notice will not be required even if additional  investments are missed.) These notices will inform the Planholder of the Planholder's  rights of cancellation as set forth above, of the value of the

Plan at the time the notice is sent and of the amount to which the Planholder is entitled.  The  Custodian  shall  inform the  selling  broker-dealer  or, in the absence of such, the Sponsor,  in the event such refund procedures are initiated with respect to any Planholder Account.


         4. PARTIAL WITHDRAWAL AND LIQUIDATION.  A Planholder may make a partial cash  withdrawal  from his or her Plan Account,  but only in accordance with the terms and  conditions of the applicable  Prospectus.  The holder of a Plan which has been  established for at least 45 days may withdraw or liquidate part of the

Fund  Shares  held in his or her Plan  account  without  terminating  the  Plan,

subject to the following:


                  a. The  Planholder  making a partial  withdrawal of his or her

         Fund Shares may direct the  Custodian  to transfer the Fund Shares held in the Plan  Account  registered  in his or her name to an  identically registered  Pioneer  Independence  Fund  account.  Following  a partial withdrawal, the Planholder may, at any time prior to the termination of the Plan under which his or her Plan Account was established, redeposit the same number of Fund Shares.


                  b. A Planholder may also partially  liquidate by directing the

         Custodian,  as  Planholder's  agent, to sell or redeem part of the Fund

         Shares held in his or her Plan

         Account    and    to    forward    the    net    proceeds  to the Plan-

         holder.   Following  a  partial  liquidation,  the  Planholder  may, at any  time  prior  to the termination of the Plan under which his or her

         Plan  Account was  established,  redeposit  an amount  equal to the net proceeds  withdrawn and have the Custodian  purchase Fund Shares at net asset value for his or her Plan Account as provided in Section II(C)(1)

         below. Cash must be redeposited for cash received on liquidation.


                  Any such request for a withdrawal received by the Custodian or its agent shall be processed by the  Custodian,  and proceeds  shall be payable by the Custodian to such  Planholder,  in  accordance  with the terms and  conditions of the  applicable  Prospectus  and the 1940 Act.

         Following a partial  cash  withdrawal,  a  Planholder  is  permitted to exercise a restoration  or  replacement  privilege with respect to such withdrawal  if and to the extent such  restoration  or  replacement  is provided  for  in  the  applicable  Prospectus.  Upon  receipt  by  the

         Custodian or its agent of any  investment  identified by the Planholder as being a replacement or  restoration of a partial  withdrawal for the account  of a  Planholder  and  that  is made in  accordance  with  the applicable  Prospectus,  the  Custodian  will  process  and credit such payment to the Plan  Account in  accordance  with this  Agreement,  the applicable Prospectus, and the 1940 Act.


         5. SYSTEMATIC WITHDRAWAL PROGRAM. A Planholder may elect to establish a systematic withdrawal program,  after the Planholder has completed all regularly scheduled Plan  investments or from an incomplete Plan if the withdrawals are to be taken from a Plan that is part of an IRA and the  Planholder  has reached age

59 1/2, but only in accordance  with the terms and  conditions of the
applicable    Prospectus.    Under   a   systematic    withdrawal  program,  the

Planholder can elect to receive  monthly or quarterly  payments in any amount of

$50 or more.  To  provide  funds  for  payments  to be made  under a  systematic withdrawal program, the Custodian, as agent for the Planholder, will redeem Fund

Shares held in the Planholder's Plan Account at the net asset value in effect at the time of each such redemption. All systematic withdrawal program transactions will  be  made as of the end of the  day  specified  for the  withdrawal  by the

Planholder  (or, if such day is not a business day, the first business day after that date).  The Planholder may change the amount of payments under a systematic withdrawal program or discontinue the program at any time.


         While a systematic  withdrawal program is in effect, the Planholder may not elect to receive  dividends and  distributions on Fund Shares held in his or her Plan account in cash.


         6.  TRANSFER  OR  ASSIGNMENT.  A  Planholder  may  make a  transfer  or assignment of his or her right, title, and interest in the entire plan, but only in accordance with the terms and conditions of applicable  Prospectus.  Any such request for a transfer or  assignment  received  by the  Custodian  or its agent shall be recorded by the Custodian in accordance  with the terms and  conditions of the  applicable  Prospectus  until  the  assignee  shall  have  notified  the

Custodian that the transfer or assignment has terminated.  The terms of any such transfer or assignment shall be subject to the applicable Prospectus. During the term of the transfer or assignment,  such  Planholder  shall retain those rights specified in applicable Prospectus.


     7.  TERMINATION OF PLANS.  Plans may be terminated  only in accordance with the terms and conditions of the applicable  Prospectus.  Plans may be terminated under the following circumstances:

                  a. TERMINATION BY PLANHOLDER.   A  Planholder  may at any time

         terminate his or her Plan by  surrendering  the  Plan to the Custodian,

         but only in accordance with the terms and conditions of the  applicable

         Prospectus.


                  b.  TERMINATION  BY SPONSOR OR CUSTODIAN.  Neither the Sponsor

         nor the  Custodian may terminate a Plan until such time as is specified in the applicable Prospectus,  unless and to the extent that conditions specified in the Prospectus applicable to such Plan and permitting such termination have been satisfied.  If a Plan is in a state of default or delinquency,  as  defined  in the  applicable  Prospectus,  either  the

         Sponsor or the Custodian may terminate such Plan in the manner provided in such Prospectus.


                  c. TERMINATION UNDER OTHER CIRCUMSTANCES. Pioneer Independence

         Plans shall be  terminated  if Fund Shares cannot be purchased for more than 120 days,  and neither the Sponsor nor the  Custodian  substitutes another  investment medium as provided in Sections II(C)(5) and III(C),

         below.  If a  Planholder  fails to  consent  to a  substitution  by the

         Custodian  pursuant to Section  II(C)(5)(b),  below,  the Custodian may consider the Plan terminated.


                  d.  PLAN  TERMINATION  PROCEDURES.   In  connection  with  the

         termination  of any  Plan in  accordance  with  the  provisions  of the applicable  Prospectus and this  Agreement,  the Custodian will furnish the Planholder and the Sponsor with a notice of termination showing all changes in such  Planholder's  Plan Account  since the date of the last previous  statement  issued by the Custodian,  and the Planholder shall thereafter  have no further claim against the Custodian,  except as may be set forth in such statement, and shall not be entitled to any further accounting. In the event of termination of a

         Plan, liquidation of the Plan  Account and final payment  to the  Plan-

         holder  shall  be  effected  by  the  Custodian  in accordance with the applicable Prospectus.


         8.  COMPLETION.  The  options  described  below are  available  for the disposition of the Fund Shares from a completed Plan. If the disposition of Fund

Shares is such that all of the Fund  Shares  held in a Plan are  transferred  or liquidated,  the Planholder  shall be deemed to have no further rights under the

Plan, except in accordance with the terms of the applicable Prospectus.


                  a. The  Planholder  may elect to have the  Custodian  hold the

         Fund Shares for 15 years from the date of issuance of the Plan, plus an additional  10 years,  and  neither the  Custodian  nor the Sponsor may terminate the custodianship  except in accordance with the terms of the applicable Prospectus;


                  b. The  Planholder  may elect to have the Fund  Shares held in his or her Plan  Account  transferred  to a Pioneer  Independence  Fund account  registered  in  the  Planholder's  name,  at  which  time  the

         Planholder  will be deemed  to have no  further  rights  under the Plan except as described in the applicable Prospectus;


                  c.  The Planholder may elect to have the Fund Shares in his or her Plan Account  redeemed and the cash proceeds paid to the Planholder directly; or


                  d. The  Planholder may elect to have the Fund Shares in his or her Plan Account redeemed in accordance with the systematic  withdrawal program  established  in
         connection  with  the  Plan on a monthly  or quarterly basis in amounts of  $50  or  more  and  have  the cash  proceeds paid to the Planholder directly.


         The  Custodian  and the Sponsor agree that no Plan may be terminated by the Sponsor or the  Custodian for a period of 15 years from the date of issue so long as the  Planholder  continues to make  investments  in accordance  with the terms of the applicable  Prospectus.  After expiration of 15 years from the date of issue of the Plan,  or after  the  300th  investment  if the  Planholder  has exercised the option to extend the  custodianship,  the Custodian  shall include with the next to last confirmation statement a notice to the Planholder advising the Planholder to exercise the privilege of complete withdrawal within 60 days.


         In the event of the  Planholder's  failure to exercise the privilege of complete  withdrawal,  the  Custodian  in its  discretion  may, as agent for the

Planholder,  (a) surrender for liquidation  all Fund Shares in the  Planholder's

Plan  Account  or (b)  redeem  sufficient  Fund  Shares  to pay  all  authorized deductions.  The remaining Fund Shares and/or cash (after payment all authorized deductions),  will be held by the Custodian for delivery to the Planholder. Upon surrender  of the Plan to the  Custodian,  the  Custodian  will  deliver  to the

Planholder  a  confirmation  statement  for his or her full  Fund  Shares  after transferring such Fund Shares to a Pioneer  Independence Fund account registered in the name of the  Planholder  and any  balance of cash,  or if all Fund Shares have been sold,  the net  redemption  proceeds  less any  additional  authorized deductions.  No interest  shall be payable upon any funds held by the  Custodian pending the surrender of the Plan.


         If the  Planholder  fails to surrender the Plan for a period of 60 days after the sending of the  termination  notice,  the Custodian in its discretion,

acting as agent for the Planholder, may mail to the Planholder a check for all cash standing to the Planholder's credit and surrender for  liquidation  such Fund Shares,  if any, held in the  Planholder's

Plan Account,  and the Planholder will be deemed to have no further rights under the Plan.


         In the event a check and/or a  confirmation  statement  for Fund Shares cannot be delivered to the Planholder as described  above,  the Custodian  shall hold the cash or the Fund Shares in trust subject only to the escheatment laws.


C.       PURCHASE, SALE, MAINTENANCE, VOTING AND SUBSTITUTION OF FUND SHARES.


         1.       PURCHASE AND SALE OF FUND SHARES.


               a.  Purchases and sales of Fund Shares by the Custodian  pursuant to this Agreement shall be made in accordance with applicable law, the

          Prospectus,  the  Fund's  Prospectus  and the  Sponsor's  Distribution

          Agreement with the Fund.


               b. All purchases of Fund Shares by the Custodian  pursuant to the provisions  of this  Agreement  shall be made  from the  Fund,  or its issuing  agent  (or any  underwriter  of Fund  Shares  with  which the

          Sponsor may contract  for such  purpose) at the net asset value of the

          Fund next  determined  after the time of  purchase  as  calculated  by

          Pioneering  Management  Corporation  (or  any  successor  thereto)  in accordance with the terms of the Fund's then current  Prospectus.  The

          Custodian shall be entitled to presume  conclusively that the price so set with respect to any Fund Shares purchased by the Custodian is said net asset value.

               c. Funds  received by the Custodian to be applied to the purchase of  Fund  Shares  at the net  asset  value  per  share  determined  as described  in Section  II(C)(1)(a)  shall,  unless  impracticable,  be applied to such purchase within two business days after the receipt by

          the   Custodian   of   said   investments   payments,   dividends   or

          distributions.


               d. All sales of Fund Shares by the Custodian,  as agent, pursuant to the provisions of this  Agreement,  shall be made by deposit of the

          Fund Shares with the Fund or its duly authorized agent together with a request that the Fund Shares be  repurchased at the net asset value of the Fund next determined after receipt of a proper redemption  request as calculated by Pioneering  Management  Corporation (or any successor thereto)  in  accordance  with the terms of the  Fund's  then  current

          Prospectus,  so long as the privilege of redemption at net asset value is available to holders of Fund Shares as set forth in the Fund's then current  Prospectus.  Whenever,  pursuant  to the  provisions  of this

          Agreement, Fund Shares are to be sold or redeemed, the Custodian shall first withdraw the Fund Shares from the  custodianship  hereunder and,

          as agent for the Planholder,  shall sell or redeem said Fund Shares by depositing them for repurchase as set forth above.  Anything herein to the  contrary  notwithstanding,  (i) the  Custodian,  as agent for the

          Planholders,  is  authorized  to offset sales and purchases for all of the Planholders on a business day and, accordingly,  to place with the

          Fund or its agent a net  purchase  order for the  excess of  purchases over  sales,  or a net  sale  order  for  the  excess  of  sales  over purchases; and (ii) any such sales of Fund Shares in connection with a

          Plan termination,  a withdrawal of Fund Shares by a Planholder,  or an exercise of an exchange  privilege by a Planholder,  shall be effected by the  Custodian in accordance  with the terms and  conditions of the applicable Prospectus.

               e. Issuance and transfer of Fund Shares will be by book entry only.


               f. The Fund  shall  make the net  asset  value per share for Fund

          Shares  available to the Custodian as soon as  reasonably  practicable after the net asset  value per share is  calculated  and shall use its best  efforts to make such net asset  value per share  available  by 7

          p.m.  Boston time each  Business Day. For the purposes of this section of the  Agreement,  "Business  Day"  shall  mean any day on which  the

          Exchange is open for regular  trading and on which the Fund calculates its net  asset  value  pursuant  to the  rules of the  Securities  and

          Exchange Commission.


               g. Fund shall furnish  notice as soon as  reasonably  practicable

          (by  wire or  telephone,  followed  by  written  confirmation)  to the

          Custodian  of any income,  dividends,  or capital  gain  distributions payable on Fund Shares.


         Consistent  with  the  foregoing,  the  Custodian  shall  enter a gross purchase  and sale order for full and  fractional  Fund  Shares (in two  decimal places) at the net asset value next  determined for all  Planholder  requests to invest in,  transfer or redeem  Fund Shares  under  Pioneer  Independence  Plans which,  pursuant to the terms and  conditions of the  Prospectus,  the Custodian received in good order prior to the close of trading on the Exchange, normally 4

p.m.  Boston time.  Such orders shall be forwarded to the Fund by 11 a.m. Boston time on the next following Business Day. The Custodian shall pay for Fund Shares on the same Business Day an order to purchase Fund Shares is  transmitted to the

Fund.  Payment shall be in federal funds  transmitted  by wire to the Fund to be received by 11:00 a.m.  Boston time of the  Business Day the Fund is notified of the purchase order for Fund Shares.  If payment in federal funds for any purpose is not received or is
received  by the Fund after 11:00 a.m.  Boston  time  on  such Business Day, the

Custodian  shall promptly,  upon the Fund's request,  reimburse the Fund for any charges,  costs,  fees,  interest  or  other  expenses  incurred  by the Fund in connection  with any advances to, or borrowings  or overdrafts  by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected  by the Fund  based on such  purchase  request.  For  purposes  of this section,  upon  receipt by the Fund of the  federal  funds so wired,  such funds

cease  to  be  the   responsibility  of  the  Custodian  and  shall  become  the responsibility of the Fund.]


         2.  MAINTENANCE.  The  Custodian  shall  have  possession  of and shall segregate and hold in trust, or shall hold in book share form, where applicable,

all securities and other  properties in which the funds of the  Planholders  are

invested  on  behalf  of  the  Planholders,   all  monies  held  for  such  Plan

investments,  any  redemption  to the  Planholders  or other  special  funds for payments to the Planholders,  and all income and distributions upon,  accretions to and proceeds of such  securities  and funds,  subject only to the  deductions specified in this Agreement or in the Prospectus,  until distribution thereof to the  Planholders  in accordance  with the terms and conditions of the applicable

Prospectus.  The Custodian also will effect  partial or complete  liquidation of

Plans  in  connection  with  withdrawals  or  terminations.   The  Custodian  is

authorized  to commingle  payments and  dividends for all Fund Shares held by it hereunder  and to direct  all Fund  Shares to be  registered  in its name or the names of its nominees.  Nothing herein shall be construed to allow the Custodian to commingle the Fund Shares, funds, or securities with those of any plans other than the Pioneer  Independence Plans specifically  covered herein. The Custodian shall  maintain a separate  record for each Plan  established  by a  Planholder,

showing  the number of Fund  Shares (to two  decimal  places)  and the amount of cash,  if any,  to the  credit  of each  Plan

Account.   Such   records  shall  be   maintained   separate and apart from  the

Custodian's corporate records.


         All monies deposited with or received by the Custodian  hereunder shall be held by it without interest as part of the custodianship until required to be disbursed in  accordance  with the  provisions  of this  Agreement or of Pioneer

Independence Plans.


         3. STATEMENTS.  The Custodian shall render statements to the Sponsor at such time and in such form as may be agreed upon by the parties hereto  showing,

for each Plan Account in which  transactions  were effected during the specified period, the Plan number, the amount and date of the Plan investment(s) received,

the number of such  investment(s),  the deductions  made, the balance applied to the  purchase of Fund Shares for each Plan Account and the number of Fund Shares purchased.


         4.  VOTING  OF FUND  SHARES.  The  Custodian  will  provide  notice  to

Planholders of all Pioneer Independence Fund shareholder meetings, together with proxy  statements.  The Custodian  shall vote Fund Shares held under any Plan in accordance with the Planholder's  instructions contained in a voting instruction card  provided with the proxy  statement or in accordance  with the terms of the applicable Prospectus.


         5.       SUBSTITUTION.


                  a.  BY SPONSOR.  The Sponsor may effect substitution of   Fund

         Shares as provided in Section III(C), below.

                  b. BY  CUSTODIAN.  If Fund Shares  cannot be  purchased by the

         Custodian  for more than 120 days,  and the Sponsor fails to substitute shares,  the Custodian may select  another  investment  medium which it deems to be comparable to the Fund Shares and, to the extent  required,

         subject to prior approval of the Securities and Exchange  Commission to the extent  required by the 1940 Act. The  Custodian  shall notify each

         Planholder  in  writing  that  the  substitution  will  be  made if the

         Planholder,  within 30 days, gives written consent to the Custodian and agrees to bear his or her reasonable  pro-rata share of the Custodian's related expenses,  including tax liability  sustained by the Custodian.

         The Planholder's failure to give such written consent within the 30 day period  shall  give  the  Custodian  authority  to  terminate  the Plan

         Account.


                  If the Fund Shares are not available for purchase for a period of 120 days or  longer,  and  neither  the  Sponsor  nor the  Custodian substitutes  other  shares,  the  Custodian  shall have the  authority,

         without further action on its part, to terminate the Plan.


               c. NOTICE.  The Custodian or the Sponsor shall,  within five days after any substitution, deliver or mail to each Planholder a notice of

          substitution,   including  an   identification   of  the  Fund  Shares

          eliminated and the securities substituted,  and a specification of the

          Fund Shares of such Planholders affected by the substitution.


     6. FURNISHING OF INFORMATION.  The Custodian shall furnish such records and other information  regarding Pioneer Independence Plans and the custodianship as

the  Sponsor  may  reasonably   believe   necessary  or   appropriate   for  the

administration of the Plans, as provided in Section III below.

D.   DUTIES.


         1.       DUTIES.  The Custodian shall:


                  a.  Mail to each  Planholder  a  confirmation  of Fund  Shares purchased,  stating the purchase  price per Fund Share,  number of Fund

         Shares purchased after applicable  deductions,  and the total number of

         Fund Shares held for the Planholder's Plan Account;


                  b.  Mail  to  each  Planholder a notice of the next investment due;


                  c. Upon the  instruction  of the Sponsor or the Fund,  mail to each Planholder such prospectuses, periodic financial reports, dividend statements,  tax  notices  and  notices  of  meetings  and other  proxy soliciting materials as are required by law or regulation;  the cost of such  mailings  shall be  reimbursed to the Custodian by the Sponsor or the Fund;


                  d.  Cause  periodic  audits  of the  books  of  the  Custodian relating to the custodianship of Pioneer  Independence Plans to be made at least annually by independent  certified public accountants selected by the Sponsor and reasonably  satisfactory to the Custodian,  and more frequently, if required by law or regulation;


                  e.       Prepare and  file  such reports and  returns  as  are

         required by law or  regulation to permit  the custodianship to continue in operation;


                  f.       Answer all inquires from Planholders concerning their

         Plans;

               g. Furnish to the Internal Revenue Service and to each Planholder all required returns  relating to dividends or other  distributions to such  Planholder's  Plan  Account(s)  for federal income tax reporting purposes; and


               h.  Any  and  all  duties  of  the  Custodian  enumerated  in the foregoing  provisions  of Section II for which the  Custodian  assumes primary  responsibility  may  be  delegated  by the  Custodian  to the

          Sponsor.  Upon the written request of the Sponsor,  the Custodian will delegate  any of its  functions  described  in this  Section  II or in

          Section III.  below,  provided that such delegation is consistent with

          Sections  26  and 27 of the  1940  Act.  No  other  delegation  of the

          Custodian's  duties may be made  without the written  agreement of the

          Sponsor.  In the event that the Custodian delegates one or more of its duties with the consent of the  Sponsor,  the  Custodian  shall remain responsible  for the performance of such duties as if any related acts and/or omissions are its own.


E.   FEES AND CHARGES.


         1.  REMUNERATION.  As remuneration  for the services to be performed by the  Custodian  under this  Agreement,  the  Custodian  shall  receive the fees,

charges, and reimbursements for expenses as listed in the attached Schedule A to this  Agreement and the  applicable  Prospectus  which charges shall be deducted from Plan  investments  or  Planholders'  Plan  Accounts,  as  specified  in the applicable  Prospectus,  unless the  Custodian  is otherwise  reimbursed  by the

Sponsor.

         In the event of a default  by the  Sponsor  in the  performance  of any

administrative   service  relating  to  the  custodianship   described  in  this

Agreement,  the Custodian will perform such service for a consideration  payable by or from the account of the Planholders.  Such  consideration  shall not be in excess of the amount provided for in this Agreement, including Schedules hereto.

Any  deductions  under the terms of this  provision  shall be made in accordance with the terms of Section  26(a)(2) of the 1940 Act and any rules thereunder (or any successor rules).


     2.  PAYMENTS TO SPONSOR.  No payment to the Sponsor,  or to any  affiliated person or agent of the  Sponsor,  shall be allowed the  Custodian  as an expense except for  payment to the  Sponsor of a  delegated  duty fee  described  in the attached Schedule A.


                             III. SPONSOR'S FUNCTION


A.       ADMINISTRATION OF PIONEER INDEPENDENCE PLANS.


     1. GENERAL.  The Sponsor agrees to perform the functions  required of it by the terms of this Agreement and the applicable Prospectus.


     2. OPERATIONS.  The Sponsor will use its best efforts to distribute Pioneer

Independence  Plans by  entering  into sales  agreements  with other  registered broker - dealers,  maintain  adequate office facilities and management staff and keep current records.


         3.  COMPLIANCE.   The  Sponsor  assumes  full  responsibility  for  the

preparation, contents and distribution of the Prospectus, for complying with all applicable  requirements  of the  1933  Act  and of the  1940  Act  and  for the

preparation and filing of such other reports or documents as are required by law or regulation, and covenants and agrees to take all action, and not to omit any action, necessary to carry out such responsibilities. The Custodian is not

responsible  for  the  preparation,   contents  and  distribution  of  the  Fund

Prospectus, or for any related compliance.  With respect to any duties for which the  Custodian  assumes  primary  responsibility  but which it  delegates to the

Sponsor,  the Sponsor  covenants  and agrees that the Sponsor will take or cause its  affiliates  to take all action,  and not to omit any action,  necessary  to carry out such duties,  and agrees to furnish to the  Custodian,  upon  request,

evidence thereof satisfactory to the Custodian and its counsel. The Sponsor will use its best efforts to make Fund Shares available for purchase to the Custodian at net asset value.


         4.  INITIAL  PAYMENT.  Upon the sale of each  Plan,  the  Sponsor  will require each selling  broker-dealer,  not later than the time for the first Plan investment for the purchase of Fund Shares, to forward to the Custodian: (i) the

Plan  Application  and (ii) a check  payable to the Custodian  representing  the initial Plan  investment or copies of forms  appropriate  for the election of an automatic  investment  option  authorizing  the  payment  of money  by wire,  by

Automatic  Clearinghouse  ("ACH"),  by  Electronic  Funds  Transfer  ("EFT")  or

transfer or in some other form acceptable to the Custodian.

         5.  CREATION  AND SALES  CHARGES.  The Sponsor  receives a Creation and

Sales Charge to  compensate  it for its services and costs in creating the Plans and arranging for their administration,  for making the Fund Shares available to

Planholders  at net asset value and for selling  expenses and  commissions  with respect to the Pioneer  Independence  Plans.  This  charge is deducted  from the first 12 investments under a Plan as set forth in the attached Schedule B.

         6. PLANS IN  DEFAULT.  Upon  receipt  from the  Custodian  of a monthly statement  of  Planholders  specifying  those  Plans in current  default on Plan investments,  the Sponsor will request that the selling  broker-dealer  endeavor promptly to have said Planholders remedy their defaults.


         7. PLAN CANCELLATIONS.  In the event that the Sponsor receives from the

Custodian a notice of Plan  cancellation by a Planholder,  and such cancellation is subject under  applicable  law and the Prospectus to a refund of a portion of the Creation and Sales Charges  previously  imposed under the Plan,  the Sponsor shall  transmit  funds to the order of the  Custodian  in an amount equal to the

refundable   amount  calculated  in  accordance  with  applicable  law  and  the

Prospectus.  The  Custodian  shall  then  refund the  appropriate  amount to the

Planholder.


B.       FURNISHING OF DOCUMENTS, FORMS AND INFORMATION.


     1. The  Sponsor  shall  furnish  to the  Custodian  and file to the  extent required by law on behalf of the Custodian:


               a.  FINANCIAL  STATEMENTS.  As soon as available,  a copy of each

          audit  report  and  other   financial   statements   relating  to  the

          custodianship of the Pioneer Independence Plans and sufficient reports and other documents required to be mailed to Planholders under Section

          II.


                  b. TAX  RETURNS.  Not less than 20 calendar  days prior to the due date  thereof,  all federal and state income tax  returns,  and all other tax returns, if any, required by law to be filed by the Custodian with  respect  to its  custodianship  hereunder,  prepared  in form for execution  and  filing,  together  with  advice  concerning  the proper allocation of expenses and
         other items among the Planholders.  Such tax  returns shall be filed by the Sponsor on behalf of the Custodian.


               c. DISTRIBUTION AGREEMENT.  Promptly after the execution thereof,

          a copy of any  amendment  to the  Distribution  Agreement  between the

          Sponsor  and the  Fund and a copy of any new or  additional  agreement entered into in lieu thereof.


                  d. PIONEER  INDEPENDENCE PLANS MATERIALS.  Draft copies of all literature,  prospectuses,  printed  matter  and other  material  which contain any  references  to the  Custodian,  except  material  which is

         merely   circulated  among  or  sent  to  employees,   stockholders  or

         representatives  of the employees,  stockholders or  representatives of the Sponsor and correspondence in the ordinary course of business which refers in accurate terms to the  Custodian's  functions with respect to

         Pioneer  Independence  Plans.  The  Sponsor  agrees  that  none  of the documents specified in this clause shall be reproduced in final form or distributed  until a draft of such  documents have been provided to the

         Custodian.  In the event the Custodian has comments on such drafts, the

         Custodian  shall  comment in writing and transmit  such comments to the

         Sponsor within 48 hours of receipt of the draft material.


                  e. DISTRIBUTION  REPORTS. Not later than the time specified by

         Treasury  Regulations  for advising  Planholders  of income and capital gains distributions of regulated  investment  companies and within such time  requirements  as may be specified by the

         Securities and Exchange Commission  or other regulatory agency, printed

         forms  for  reporting  distribution  to  Planholders  for  income   tax

         purposes.


C.   SUBSTITUTION OF THE UNDERLYING INVESTMENT.


         1.  PROCEDURE.  In the event  that the  Sponsor  substitutes  shares of another  investment medium for Fund Shares in accordance with the procedures set forth in the applicable  Prospectus and as required by law, all required notices shall be prepared by the Sponsor.  In  connection  with such  substitution,  the

Custodian is authorized to charge against the Plan Account of a Planholder  such

Planholder's pro rata share of the expenses  (including tax liability)  incurred by the  Custodian or the Sponsor,  and to pay to the Custodian or to the Sponsor

the amount of such charge  attributable to expenses incurred by the Custodian or the Sponsor,  respectively,  in connection with the substitution.  The Custodian and the Sponsor shall  furnish one another,  and make  available to  Planholders upon request, a detailed statement itemizing their respective expenses.


         The Sponsor may effect  substitution  of Fund Shares  whenever it deems such substitution to be in the best interests of the Planholders, subject to the following:


               a. SECURITIES AND EXCHANGE  COMMISSION.  To the extent  required,

          the  Sponsor  shall  receive  prior  approval  by the  Securities  and

          Exchange  Commission  for any  substitution  under the  provisions  of

          Section 26(b) of the 1940 Act.


                  b.  SHARES.  The Sponsor may  substitute  for Fund Shares then held  and yet to be  purchased  or  both.  Substituted  shares  must be generally  comparable  in character and
         quality to Fund Shares and must be  registered  under the 1933 Act.  In the event of a  substitution of Fund Shares, the terms "Fund" and "Fund

         Shares" as used herein shall be deemed to include the substituted open-

         end  management company  and  the  substituted  shares of such open-end management company.


                  c. CUSTODIAN. The Sponsor shall satisfy the Custodian that the substitute shares may be purchased and redeemed on generally  favorable terms and arrange for the Custodian to acquire substitute shares having an aggregate value at least equal to that of the Fund Shares  replaced.

         In addition,  the Sponsor  shall  provide the  Custodian  with a signed certificate  stating  that  any  appropriate  notice  of  the  proposed substitution  has been given to each Planholder  according to the terms of the Prospectus.


               d.  PLANHOLDERS.  The Sponsor  shall  notify each  Planholder  in writing  that,  unless  the  Planholder  surrenders  the  Plan  to the

          Custodian  within 30 days of the date of mailing of such  notice,  the

          Planholder  will be deemed to have  authorized  the  substitution  and agreed to bear his or her pro rata share of actual  related  expenses,

          if any.


IV.  FUNCTIONS OF SPONSOR AND CUSTODIAN


     A.   PLANHOLDER INQUIRIES.


         The Sponsor and the Custodian will respond  promptly to each Planholder inquiry received by the Sponsor and Custodian,  respectively, to the extent that the Sponsor or Custodian,  as
applicable,  can  respond  to  such inquiry.  In the event that any such inquiry cannot be responded to, the party  receiving such inquiry will refer the inquiry to the other party to this Agreement.


                                V. MISCELLANEOUS


A.   ASSIGNMENT.


         This  Agreement  shall not be assigned by either of the parties  hereto without the prior written consent of the other party.


B.   INDEMNIFICATION BY THE SPONSOR.


         The  Sponsor,  its  successors  and  assigns,  shall at all times fully indemnify and hold harmless the Custodian,  its successors and assigns, from any and all  liability,  claims,  demands,  actions,  suits,  cost or expense of any nature as the same may arise or be made against or be incurred by the  Custodian from the  failure of the  Sponsor to comply with any law,  rule,  regulation  or order of the United States,  any state or any other  jurisdiction,  governmental authority, body or board having jurisdiction, relating to the sale, registration or  qualification  of the  Plans  or any of  them,  or the  securities  sold  in connection  therewith.  The Fund also agrees to indemnify the Custodian for, and to hold it harmless  against,  any loss,  liability or expense  incurred without negligence  or bad  faith on the  part of the  Custodian,  arising  out of or in connection  with  the  acceptance  hereof  or  the  performance  of  its  duties hereunder,  as well as the costs and expenses of defending  against any claim or liability in the premises,  provided  that no claim against the Custodian  which might be subject to the foregoing indemnification provisions shall be confessed,

settled or compromised by the Custodian without the Custodian first having given

15 days'  notice
in  writing  to  the  Sponsor  of the material facts,  and provided further that the Sponsor shall have the right upon written demand  delivered to the Custodian within 15 days following the date of such notice to contest or defend such claim in the name of the Custodian.


C.   COMMUNICATIONS.


         All  communications  provided for hereunder shall be in writing sent by first class mail or delivered to the respective parties as follows:


                  PIONEER FUNDS DISTRIBUTOR, INC.
                  Attention:  Robert P. Nault, General Counsel
                  60 State Street
                  Boston, MA  02109

                  [_________________________________]
                  Attention:  _________________________________
                  [_________________]
                  [____], [_______]


provided  that  either  party may, by written  notice  duly given in  accordance herewith, specify a different address for the purpose hereof.


D.   COUNTERPARTS.


         This Agreement may be executed in any number of  counterparts,  each of which shall be deemed an  original  and all of which shall be deemed one and the same instrument.

E.   INSPECTION.


         An executed copy of this Agreement and all amendments  thereto shall be kept on file by the Custodian and shall be open to inspection by any  Planholder at any time during the business hours of the Custodian.


F.   SCHEDULES.


         All  references  herein  to  Schedules  shall  be  deemed  to  refer to

Schedules A and B attached to this Agreement  which are hereby  expressly made a part hereof.


G.   AMENDMENT.


         This Agreement,  including but not limited to Schedules A and B hereto,

may be amended  from time to time as mutually  agreed by the  parties  hereto in writing.  Notwithstanding the foregoing,  this Agreement shall not be amended in such a manner as to adversely affect the rights and privileges of any Planholder without first obtaining the Planholder's written consent.


H.   CONSTRUCTION.

         This Agreement  shall be subject to and construed under the laws of the

Commonwealth of Massachusetts.

                  IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this

Agreement  to be duly  executed,  and  their  respective  corporate  seals to be hereunto affixed and attested, all as of the day and year first above written.

                                          PIONEER FUNDS DISTRIBUTOR, INC.



                                      By: ____________________________________
(Seal)

Attest:



----------------------------

                                          [_________________________________]



                                      By: ____________________________________
(Seal)

Attest:


----------------------------

                                   SCHEDULE A

                    ACCOUNT FEES AND CHARGES DUE TO CUSTODIAN

         The following fees and charges will be deducted from Plan investment or Plan and paid to the Custodian in accordance with the terms of the Prospectus. An asterisk (*) denotes fees that the Fund has voluntarily elected to pay to the Custodian on behalf of the Plans.

                                   SCHEDULE B
                         FEES AND CHARGES DUE TO SPONSOR

         The following fees and charges will be deducted from each Plan investment or Plan and paid to the Sponsor in accordance with the terms of the Prospectus.